SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CASUAL MALE RETAIL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASUAL MALE RETAIL GROUP, INC.

Notice of Annual Meeting of Stockholders

to be held on July 31, 2008

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Casual Male Retail Group, Inc. (the “Company”) will be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, MetLife Building, 15th Floor, New York, New York at 11:00 A.M., local time, on Thursday, July 31, 2008 for the following purposes:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

2.	To approve an amendment to our 2006 Incentive Compensation Plan increasing the total number of shares of common stock authorized for issuance under the plan by 1,500,000 shares, from 2,500,000 to 4,000,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote FOR the election of all eight nominees to serve as directors of the Company and FOR the approval of the amendment to our 2006 Incentive Compensation Plan.

Along with the attached Proxy Statement, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

The Board of Directors has fixed the close of trading on the NASDAQ stock market on June 2, 2008 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of June 2, 2008 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 555 Turnpike Street, Canton, Massachusetts 02021, beginning on July 2, 2008 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented at the Annual Meeting. Stockholders who attend the Annual Meeting may vote their shares personally, even though they have sent in proxies.

By order of the Board of Directors,

/s/ DENNIS R. HERNREICH
Dennis R. Hernreich
Secretary

Canton, Massachusetts

June 4, 2008

IMPORTANT: Please mark, date, sign and return the enclosed proxy as soon as possible. The proxy is revocable and it will not be used if you give written notice of revocation to the Secretary of the Company at 555 Turnpike Street, Canton, Massachusetts 02021, prior to the vote to be taken at the Annual Meeting, if you lodge a later-dated proxy or if you attend and vote at the Annual Meeting.

CASUAL MALE RETAIL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

(781) 828-9300

Proxy Statement

Annual Meeting of Stockholders

July 31, 2008

USE OF PROXIES

This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about June 4, 2008, in connection with the solicitation by the Board of Directors of Casual Male Retail Group, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders, to be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, MetLife Building, 15th Floor, New York, New York at 11:00 A.M, local time, on Thursday, July 31, 2008 and at any and all adjournments thereof (the “Annual Meeting”). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders’ instructions.

Stockholders are encouraged to vote on the matters to be considered. However, if no instructions have been specified by a stockholder, the shares covered by an executed proxy will be voted (i) FOR the election of all eight nominees to serve as directors of the Company, (ii) FOR the approval of the amendment to our 2006 Incentive Compensation Plan, and (iii) in the discretion of the proxies named in the proxy card with respect to any other matters properly brought before the Annual Meeting. Any stockholder may revoke such stockholder’s proxy at any time before it has been exercised by attending the Annual Meeting and voting in person or by filing with the Secretary of the Company either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Only holders of our common stock, par value $0.01 per share, of record at the close of trading on the NASDAQ stock market on June 2, 2008, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 41,404,093 shares of common stock issued and outstanding, excluding shares held by the Company in treasury. Each share is entitled to one vote at the Annual Meeting.

A plurality of the votes properly cast for the election of directors is required to elect directors and a majority of the votes properly cast is required for all other matters, including the approval of the amendment to our 2006 Incentive Compensation Plan. No votes may be taken at the Annual Meeting, other than a vote to adjourn, unless a quorum, consisting of a majority of the shares of our common stock outstanding as of the record date, is present in person or represented by proxy at the Annual Meeting. Any stockholder who attends the Annual Meeting may not withhold such stockholder’s shares from the quorum count by declaring such shares absent from the Annual Meeting.

Shares voted to abstain or to withhold as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for quorum purposes. Such shares, however, will not be deemed to be voting with respect to any matter presented at the Annual Meeting and will not count as votes for or against such matter. Votes will be tabulated by our transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to us to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock as of May 15, 2008. We were informed that, except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
Chilton Investment Company, LLC	9,250,862	(2)	22.35%
1266 East Main Street, 7th Floor
Stamford, Connecticut 06902

Wellington Management Company, LLP	5,655,674	(3)	13.66%
75 State Street
Boston, Massachusetts 02109

Seymour Holtzman	5,512,212	(4)	12.73%
100 N. Wilkes Barre Blvd.
Wilkes Barre, Pennsylvania 18702

Royce & Associates, LLC	5,179,500	(5)	12.51%
1414 Avenue of the Americas
New York, New York 10019

Baron Capital Group, Inc.	2,564,856	(6)	6.05%
767 Fifth Avenue
New York, New York 10153

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 41,391,649 shares of our common stock outstanding as of May 15, 2008, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	We received a Form 13-F dated March 31, 2008, stating that Chilton Investment Company, LLC was the beneficial owner of the number of shares of common stock set forth opposite its name in the table.
(3)	We received a Form 13-F dated March 31, 2008, stating that Wellington Management Company, LLP was the beneficial owner of the number of shares of common stock set forth opposite its name in the table.
(4)	We received Amendment No. 56 to Schedule 13D dated May 30, 2007, stating that Seymour Holtzman is the beneficial owner of 5,413,403 shares of our common stock; we have updated this number to give effect to an increase in exercisable options since that time. Includes 1,842,143 shares subject to options exercisable within 60 days. Includes 80,000 shares subject to warrants exercisable within 60 days.
(5)	We received a Form 13-F, dated March 31, 2008, stating that Royce & Associates, LLC was the beneficial owner of the number of shares of common stock set forth opposite its name in the table.
(6)	We received a Form 13-F dated March 31, 2008, stating that Baron Capital Group, Inc. was the beneficial owner of the number of shares of common stock set forth opposite its name in the table. Includes 982,353 shares subject to warrants exercisable within 60 days.

Security Ownership of Management

The following table sets forth certain information as of May 15, 2008, with respect to our directors, our Named Executive Officers (as defined below under “Executive Compensation”) and our directors and executive officers as a group. Except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Title	Number of Shares Beneficially Owned		Percent of Class(1)
Seymour Holtzman	5,512,212	(2)	12.73%
Chairman of the Board and Director
David A. Levin	1,313,023	(3)	3.09%
Chief Executive Officer, President and Director
Dennis R. Hernreich	657,436	(4)	1.57%
Chief Financial Officer, Executive Vice President,
Chief Operating Officer, Treasurer and Secretary
Wayne P. Diller	21,667	(5)	*
Executive Vice President and Chief Merchandising Officer
Jack McKinney	15,000	(6)	*
Senior Vice President and Chief Information Officer
Walter E. Sprague	20,000	(7)	*
Senior Vice President of Human Resources
Alan S. Bernikow, Director	106,191	(8)	*
Jesse Choper, Director	191,977	(9)	*
Ward K. Mooney, Director	41,867	(10)	*
George T. Porter, Jr., Director	221,375	(11)	*
Mitchell S. Presser, Director	17,434	(12)	*
Robert L. Sockolov, Director	132,001		*
Directors and Executive Officers as a group (20 persons)	8,272,337	(13)	18.21%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 41,391,649 shares of our common stock outstanding as of May 15, 2008, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(2)	Mr. Holtzman may be deemed to have shared voting and investment power over 5,512,212 shares of common stock, which includes 1,842,143 shares subject to stock options and 80,000 shares subject to warrants, in each case exercisable within 60 days.
(3)	Includes 1,115,178 shares subject to stock options exercisable within 60 days and 3,539 shares held pursuant to his Casual Male Retail Group 401(k) Plan account.
(4)	Includes 504,887 shares subject to stock options exercisable within 60 days.
(5)	Includes 21,667 shares subject to stock options exercisable within 60 days.
(6)	Includes 15,000 shares subject to stock options exercisable within 60 days.
(7)	Includes 20,000 shares subject to stock options exercisable within 60 days.
(8)	Includes 85,001 shares subject to stock options exercisable within 60 days and 4,000 shares subject to warrants exercisable within 60 days.

(9)	Includes 130,001 shares subject to stock options exercisable within 60 days.
(10)	Includes 35,001 shares subject to stock options exercisable within 60 days.
(11)	Includes 148,626 shares subject to stock options exercisable within 60 days.
(12)	Includes 13,334 shares subject to stock options exercisable within 60 days.
(13)	Includes 3,950,838 shares subject to stock options and 84,000 shares subject to warrants exercisable within 60 days.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, in accordance with our By-Laws, as amended (the “By-Laws”), has set the number of members of our Board of Directors at nine. At the Annual Meeting, eight nominees are to be elected to serve on the Board until the 2009 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified (leaving one vacancy). All of the nominees currently serve as members of our Board of Directors. Unless a proxy shall specify that it is not to be voted for a nominee, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Seymour Holtzman, David A. Levin, Alan S. Bernikow, Jesse Choper, Ward K. Mooney, George T. Porter Jr., Mitchell S. Presser and Robert L. Sockolov. The Board of Directors does not intend to nominate an individual to fill the vacancy at this time, although, in accordance with our By-Laws, new directors could be named at a later date following the Annual Meeting. Any such director would serve on the Board until the 2009 Annual Meeting and until his or her successor has been duly elected and qualified. Although management expects all nominees to accept nomination and to serve if elected, proxies will be voted for a substitute if a nominee is unable or unwilling to accept nomination or election. Cumulative voting is not permitted.

The Board of Directors unanimously recommends that you vote FOR the election of the eight individuals named below as directors of our Company.

Set forth below is certain information regarding our nominees for directors, including information furnished by them as to their principal occupations and business experience for the past five years, certain directorships held by each director, their respective ages as of May 15, 2008 and the year in which each became a director of our Company:

Name	Age	Position	Director Since
Seymour Holtzman	72	Chairman of the Board and Director	2000
David A. Levin	57	President, Chief Executive Officer and Director	2000
Alan S. Bernikow	67	Director(1),(2)	2003
Jesse Choper	72	Director(1),(2),(3)	1999
Ward K. Mooney	59	Director(3)	2006
George T. Porter, Jr.	61	Director(1),(3)	1999
Mitchell S. Presser	43	Director(2)	2007
Robert L. Sockolov	77	Director	2004

(1)	Current member of the Audit Committee.
(2)	Current member of the Nominating and Corporate Governance Committee.
(3)	Current member of the Compensation Committee.

Seymour Holtzman, has been a director since April 7, 2000 and Chairman of the Board since April 11, 2000. On May 25, 2001, the Board of Directors hired Mr. Holtzman as an employee. Mr. Holtzman has been involved in the retail business for over 30 years. For many years, he has been the President and Chief Executive Officer of Jewelcor, Incorporated, a former New York Stock Exchange listed company that operated a chain of retail stores. From 1986 to 1988, Mr. Holtzman was Chairman of the Board and Chief Executive Officer of Gruen Marketing Corporation, an American Stock Exchange listed company involved in the nationwide distribution of watches. For at least the last five years, Mr. Holtzman has served as Chairman and Chief Executive Officer of each of Jewelcor Management, Inc., a company primarily involved in investment and management services; and C.D. Peacock, Inc., a Chicago, Illinois retail jewelry establishment. Mr. Holtzman is currently the Chief Executive Officer and Co-Chairman of the Board of George Foreman Enterprises, Inc. (OTCBB: “GFME.OB”), formerly MM Companies, Inc. Mr. Holtzman is also a director of Home Décor Products, Inc., a privately held internet retailer specializing in luxury brands for the home.

David A. Levin has been our President and Chief Executive Officer since April 10, 2000 and a director since April 11, 2000. From 1999 to 2000, he served as the Executive Vice President of eOutlet.com. Mr. Levin was President of Camp Coleman, a division of The Coleman Company, from 1998 to 1999. Prior to that, Mr. Levin was President of Parade of Shoes, a division of J. Baker, Inc., from 1995 to 1997. Mr. Levin was also President of Prestige Fragrance & Cosmetics, a division of Revlon, Inc., from 1991 to 1995. Mr. Levin has worked in the retail industry for over 30 years.

Alan S. Bernikow has been a director since June 29, 2003. Mr. Bernikow has served as Senior Advisor of Barington Capital Group, L.P. since November 2006. From 1998 until his retirement in May 2003, Mr. Bernikow was the Deputy Chief Executive Officer at Deloitte & Touche LLP where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, litigation matters and partner affairs. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow is a member of the Board of Directors and Chairman of the Audit Committee of Revlon, Inc.; a member of the Board of Directors of Revlon Consumer Products Corporations; a member of the Board of Directors and Chairman of the Audit Committee of Mack-Cali. Mr. Bernikow is also a director or trustee and serves as Chairman of the audit committees of certain funds (the ‘‘UBS Funds’’) for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates (‘‘UBS’’), serves as investment advisor, sub-advisor or manager.

Jesse Choper has been a director since October 8, 1999. Mr. Choper is the Earl Warren Professor of Public Law at the University of California at Berkeley School of Law, where he has taught since 1965. From 1960 to 1961, Professor Choper was a law clerk for Supreme Court Chief Justice Earl Warren. Mr. Choper is a member of the Board of Directors of George Foreman Enterprises, Inc. (OTCBB: “GFME.OB”)

Ward K. Mooney has been a director since July 31, 2006. Since 2005, Mr. Mooney has been the Executive Managing Director of Crystal Capital Fund. Prior to that, Mr. Mooney was the President of Bank of America Retail Finance Group and Chief Operating Officer of Back Bay Capital, both of which were formerly Bank of Boston businesses which Mr. Mooney founded. Mr. Mooney currently serves on the executive committee of the Turnaround Management Association and serves on the board of advisors of the business school at Elon University, as well as the American Repertory Theatre.

George T. Porter, Jr. has been a director since October 28, 1999. Mr. Porter was President of Levi’s USA for Levi Strauss & Co. from 1994 to 1997. Beginning in 1974, Mr. Porter held various positions at Levi Strauss & Co., including President of Levi’s Men’s Jeans Division. Mr. Porter was also Corporate Vice President and General Manager of Nike USA from 1997 to 1998.

Mitchell S. Presser has been a director since May 1, 2007. Since November 2006, Mr. Presser has been the founding partner of Paine & Partners, LLC (including its predecessor), a private equity firm. Prior to that, Mr. Presser was a law partner with Wachtell, Lipton, Rosen & Katz, specializing in mergers & acquisitions.

Robert L. Sockolov has been a director since October 27, 2004. In connection with our acquisition of Rochester Big & Tall Clothing (“Rochester”), Mr. Sockolov was appointed as a director and also appointed Chief Executive Officer of the Rochester division, a position he held until November 15, 2006. Prior to joining us, Mr. Sockolov had been with Rochester since 1951 and, since 1967, was Rochester’s President and Chief Executive Officer.

All directors hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

Non-Director Executive Officers

Dennis R. Hernreich, 51, has been our Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary since September 2002. Prior to that, Mr. Hernreich served as our Senior Vice President, Chief Financial Officer and Treasurer upon joining us on September 5, 2000. Prior to joining our Company, from 1996 through 1999, Mr. Hernreich held the position of Senior Vice President and Chief Financial Officer of Loehmann’s Inc., a national retailer of women’s apparel. From 1999 to August 2000, Mr. Hernreich was Senior Vice President and Chief Financial Officer of Pennsylvania Fashions, Inc., a 275-store retail outlet chain operating under the name Rue 21.

Mark Bean, 43, has been our Senior Vice President of Store Sales and Operations since December 2005. Mr. Bean began his career with Casual Male Corp. in 1995 and joined our Company in May 2002 as part of our acquisition of Casual Male Corp as a Zone Vice President. Mr. Bean was deemed to be an executive officer of our Company in May 2008.

Ric Della Bernarda, 47, has been our Senior Vice President and Chief Marketing Officer since June 2007. Mr. Della Bernarda began his career with Casual Male Corp. in 1992 and joined our Company in May 2002 as part of our acquisition of Casual Male Corp. as our Senior Vice President of Marketing.

Wayne P. Diller, 47, has been our Executive Vice President and Chief Merchandising Officer since July 2007. Mr. Diller joined us in September 2004 as Vice President DMM and became Senior Vice President, DMM and Visual Merchandising in January, 2006. Prior to joining our Company, Mr. Diller was Merchandise Manager at Limited Express and Merchandise Manager at Lane Bryant also a division of Limited Brands from 1998 to 2004.

Sheri A. Knight, 45, has been our Senior Vice President of Finance and Corporate Controller since June 2006. Prior to that, Ms. Knight was the Vice President and Controller for Filene’s Department Stores, a division of May Department Stores Company, Inc., from 2004 to 2006. From 1998 to 2004, Ms. Knight was the Divisional Vice President and Assistant Controller for Filene’s Department Stores.

Jack R. McKinney, 52, has been our Senior Vice President and Chief Information Officer since June 2002. Mr. McKinney began his career with Casual Male Corp. in 1997 and joined our Company in May 2002 as part of our acquisition of Casual Male Corp.

Henry J. Metscher, 51, has been our Senior Vice President, General Merchandise Manager, Direct Businesses since May 2008. Mr. Metscher joined us in November 2006 as our Senior Vice President and General Merchandise Manager Living XL and President of Footwear. Prior to that, Mr. Metscher was the Executive Vice President and Chief Merchandising Officer at Talbots from 1998 until November 2006. Mr. Metscher was deemed to be an executive officer of our Company in May 2008.

Robert S. Molloy, 48, joined us in February 2008 as our Vice President and General Counsel. Prior to that, Mr. Molloy served as Vice President, Assistant General Counsel at Staples, Inc. from May 1999 to February 2008. Prior to May 1999, Mr. Molloy served as a trial attorney.

Peter E. Schmitz, 49, joined the Company in August 2007 as our Senior Vice President, Real Estate and Store Development. Prior to that, Mr. Schmitz was the Vice President of Real Estate for Brooks/Eckerd Pharmacy Chain since 1995. Mr. Schmitz was deemed to be an executive officer of our Company in May 2008.

Vickie S. Smith, 51, joined the Company in February 2008 as our Senior Vice President, Planning and Allocation. Prior to that, Ms. Smith worked at Urban Brands as Senior Vice President, Planning, Allocation and Marketing from May 2006 to November 2007. From May 2001 to December 2005, Ms. Smith was the Vice President, Corporate Planning and Allocation at JCPenney. Ms. Smith was deemed to be an executive officer of our Company in May 2008.

Walter E. Sprague, 59, has been our Senior Vice President of Human Resources since May 2006. From August 2003 through April 2006, Mr. Sprague was our Vice President of Human Resources. Prior to joining our Company, Mr. Sprague was the Managing Director Northeast, for Marc-Allen Associates, a nationwide executive recruiting firm. From 1996 to 2002 Mr. Sprague was the Assistant Vice President – Senior Director of Human Resources for Foot Locker Inc. and prior to that the Assistant Vice President – Senior Director of Human Resources of Human Resources for Woolworth Corporation, the predecessor company to Foot Locker Inc.

Ronald G. Threadgill, 50, joined our Company in February 2008 as our Vice President of Global Sourcing. Prior to joining us, from October 2006 to January 2008, Mr. Threadgill was the Executive Vice President with Global Designs, an apparel sourcing consulting company. From October 2004 to September 2006, Mr. Threadgill was the Senior Vice President – Global Sourcing/Supply Chain at Perry Ellis International. From October 2002 to September 2004, Mr. Threadgill was the Director of Global Sourcing at Levi Strauss & Co. Mr. Threadgill was deemed to be executive officer of our Company in May 2008.

There are no family relationships between any of our directors and executive officers.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of eight members (there is currently one vacancy which will not be filled at the Annual Meeting). A majority of the members of the Board are “independent” under the rules of the Nasdaq Global Market (“Nasdaq”). The Board has determined that the following directors are independent: Messrs. Bernikow, Choper, Mooney, Porter and Presser.

Our Board of Directors met eight times during our fiscal year ended February 2, 2008 (“fiscal 2007”). Each of the directors attended at least 75 percent of the aggregate of the total meetings of the Board and the total meetings of the committees of the Board on which each director served.

We believe that it is important for and we encourage the members of our Board of Directors to attend Annual Meetings of Stockholders. Last year, all members of the Board of Directors attended the Annual Meeting of Stockholders held on July 31, 2007.

Committees of the Board

Our Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee are each comprised of directors who are “independent” under the rules of Nasdaq.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has a written charter, which can be found under “Corporate Governance” on the Investor Relations page of our website at www.casualmaleXL.com. The Committee was established to perform functions related to governance of our Company, including, but not limited to, planning for the succession of our CEO and such other officers as the Committee shall determine from time to time, recommending to the Board of Directors individuals to stand for election as directors, overseeing and recommending the selection and composition of committees of the Board of Directors, and developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company. The present members of the Nominating and Corporate Governance Committee are Messrs. Choper, Bernikow and Presser, each of whom is “independent” under the rules of Nasdaq. The Nominating and Corporate Governance Committee met once during fiscal 2007.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating and Corporate Governance Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Committee (the current procedures are described below), and conduct inquiries it deems appropriate. The Nominating and Corporate Governance Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating and Corporate Governance Committee in light of the minimum qualifications and other criteria for Board membership approved by the Committee from time to time.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee, both those recommended by the Committee and those recommended by stockholders, meets the following minimum qualifications:

•	The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.

•

The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	The nominee should have a commitment to understand our Company and our industry and to regularly attend and participate in meetings of the Board and its committees.

•

The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of ours, which includes stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all of our stakeholders.

•

The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

1. All stockholder recommendations for director candidates must be submitted to the Secretary at our corporate offices located at 555 Turnpike Street, Canton, Massachusetts, 02021 who will forward all recommendations to the Nominating and Corporate Governance Committee.

2. All stockholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement was released to stockholders in connection with our previous year's annual meeting.

3. All stockholder recommendations for director candidates must include the following information:

a. The name and address of record of the stockholder.

b. A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act.

c. The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

d. A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

e. A description of all arrangements or understandings between the stockholder and the proposed director candidate.

f. The consent of the proposed director candidate (i) to be named in the proxy statement relating to our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

g. Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Except where we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals, including nominees recommended by stockholders, believed to be qualified to become Board members and recommending to the Board the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Committee may solicit recommendations from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms or any other source it deems appropriate. The Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. Accordingly, there are no differences in the manner in which the Nominating and Corporate Governance evaluates director nominees recommended by stockholders. In identifying and evaluating candidates for membership on the Board of Directors, the Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of Messrs. Choper, Bernikow and Porter. Each of the members of the Audit Committee is independent, as independence for audit committee members is defined under the rules of Nasdaq. In addition, the Board of Directors has determined that Mr. Bernikow is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter, which can be found under “Corporate Governance” on the Investor Relations page of our website at www.casualmaleXL.com.

The purpose of the Audit Committee is to (i) assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders and the investment community; (ii) oversee the audits of our financial statements and our relationship with our independent registered public accounting firm; (iii) promote and further the integrity of our financial statements and oversee the qualifications, independence and performance of our independent registered public accounting firm (including being solely responsible for appointing, determining the scope of, evaluating and, when necessary, terminating the relationship with the independent registered public accounting firm); and (iv) provide the Board of Directors and the independent registered public accounting firm, unfiltered access to each other on a regular basis. The Audit Committee meets at least quarterly and as often as it deems necessary in order to perform its responsibilities. During fiscal 2007, the Audit Committee met five times.

For additional information regarding the Audit Committee, see the “Report of the Audit Committee” included elsewhere in this Proxy Statement.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation. The Compensation Committee also reviews and makes recommendations to the full Board, or independently approves, all stock-based compensation awards to our executive officers under our equity incentive plans. The Compensation Committee met twelve times during fiscal 2007. The present members of the Compensation Committee are Messrs. Choper, Mooney and Porter, each of whom is “independent” under the rules of Nasdaq.

The Compensation Committee operates under a written charter, which can be found under “Corporate Governance” on the Investor Relations page of our website at www.casualmaleXL.com.

The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in the Proxy Statement begins on page 16 of this Proxy Statement. Among other things, the Compensation Discussion and Analysis describes in greater detail the Compensation Committee’s role in the executive compensation process.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors with respect to the compensation paid to our non-employee directors. Annually since 2001, our non-employee directors have elected to receive their directors’ fees, on a current or deferred basis, in shares of our common stock. Each director enters into an irrevocable agreement with us in advance of the beginning of a calendar year if they wish to receive common stock in lieu of cash. During fiscal 2007, all non-employee directors elected to receive their directors’ fees in shares of our common stock.

For fiscal 2007, our non-employee directors were paid $4,000 plus expenses for each meeting of the Board of Directors and $3,000 plus expenses for each committee meeting they attended and $500 for certain telephonic board or committee meetings. In addition, the Chairman of the Audit Committee receives an additional cash payment of $10,000 on an annual basis for serving in such capacity.

During fiscal 2007, our non-employee directors were also entitled to receive a stock option to purchase 15,000 shares of our common stock upon such director’s initial election and a stock option to purchase 25,000 shares of our common stock upon such director’s re-election. The stock options become exercisable in three equal annual installments, with the first third vesting on the date of grant. All options are granted with a term of ten years and have an exercise price equal to the closing price of the common stock on the date of grant.

The Compensation Committee’s goal is to maintain a level of compensation paid to our non-employee directors that is in the median of the companies within our peer group as well as similarly sized companies. The standard board meeting fee of $4,000 for each meeting and $3,000 per committee meeting is higher than our peer median; however, because a significant number of meetings are telephonic, and unlike several in our peer group, we do not pay our directors an annual retainer, in aggregate the total compensation paid to our non-employee directors is within our peer median.

Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors during fiscal 2007. David A. Levin is not included in the following table as he was a Named Executives Officer (as defined below under “Executive Compensation”) and, accordingly, received no compensation for his services as a director. The compensation received by Mr. Levin as an employee of our Company is shown below in the “Summary Compensation Table.”

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Seymour Holtzman, Chairman (3)	$—	$—	$384,726	$—	—	$575,000	(4)	$959,726
Alan S. Bernikow	$33,370	—	$69,813	—	—	—		$103,183
Jesse Choper	$51,328	—	$69,813	—	—	—		$121,141
Ward K. Mooney	$29,420	—	$99,363	—	—	—		$128,783
George T. Porter, Jr.	$34,843	—	$69,813	—	—	—		$104,656
Mitchell S. Presser	$18,963		$41,094	—	—	—		$60,057
Robert L. Sockolov (5)	—	—	—	—	—	—		$—

(1)	In accordance with each director’s irrevocable election to receive their directors’ fees in shares of our common stock, this column includes the dollar value of the unrestricted shares of our common stock issued to each director. The number of shares issued as payment for a director fee earned is determined by taking the director fee earned and dividing by the closing price of our common stock on the day of each respective meeting. Any fractional share amounts are de minimis and forfeited by the directors. During fiscal 2007, Messrs. Bernikow, Choper, Mooney, Porter and Presser received unrestricted shares of our stock valued at $33,370 (3,746 shares in total), $41,328 (4,992 shares in total), $29,420 (3,905 shares in total), $34,843 (3,595 shares in total) and $18,963 (2,439 shares in total), respectively, as director compensation. In addition to compensation received for board meetings and committee meetings, Mr. Choper also received a cash payment of $10,000 for serving as Chairman of the Audit Committee. Messrs. Holtzman and Sockolov did not receive any payment for director meetings.
(2)	The amounts shown in this column for option awards represent the accounting expense that we recognized under FASB Statement No. 123R during fiscal 2007 for awards granted in fiscal 2007 and fiscal 2006, not the actual amounts paid to or realized by the directors. There was no expense recognized in fiscal 2007 for awards granted in fiscal 2005 and prior because we had accelerated the vesting of all outstanding options prior to the adoption of FAS 123R. The assumptions used in the calculation of these amounts pursuant to FAS 123R are included in Note A to the Consolidated Notes to the Financial Statements included in our Form 10-K for the fiscal year ended February 2, 2008. The grant date fair value of options granted during fiscal 2007 was $542,979 for Mr. Holtzman, $82,250 for each of Messrs. Bernikow, Choper, Mooney and Porter and $137,000 for Mr. Presser. The grant date fair value is spread over the number of months of service required for the grant to vest. Mr. Holtzman’s option vests ratably over 3 years with the first one-third vesting on the first anniversary from the date of grant. Messrs. Bernikow, Choper, Mooney, Porter and Presser’s options vest in three equal installments, with the first one-third vesting on the date of grant. Each director has the following number of stock options outstanding at February 2, 2008: Mr. Holtzman: 2,066,427; Mr. Bernikow: 114,000; Mr. Choper: 155,000; Mr. Mooney: 65,000; Mr. Porter: 173,626 and Mr. Presser: 40,000. Mr. Sockolov did not receive a grant of options during fiscal 2007 and he had no options outstanding at February 2, 2008.
(3)	During fiscal 2007, Mr. Holtzman received compensation from us both directly (as an employee of our Company) and indirectly (as a consultant pursuant to a consulting agreement we have with Jewelcor Management Inc. (“JMI”)). Mr. Holtzman is the president and chief executive officer and, together with his wife, indirectly, the majority shareholder of JMI. There were no services performed on behalf of the Company by JMI, other than those performed by Mr. Holtzman. See below for our discussion of the compensation paid to Mr. Holtzman under “Chairman Compensation.”
(4)	All Other Compensation for Mr. Holtzman includes annual compensation paid to Mr. Holtzman of $575,000 of which approximately $373,000 was paid to JMI for Mr. Holtzman’s services.
(5)	For fiscal 2007, Mr. Sockolov was not compensated as a non-employee director. The Compensation Committee determined that Mr. Sockolov will be compensated for fiscal 2008.

Chairman Compensation

In fiscal 2006, our Compensation Committee engaged a leading independent firm which specializes in benefits and compensation to review our current compensation and benefit program for our executives. As part of that review, the firm also reviewed and evaluated the compensation that we paid to Mr. Holtzman, either directly or indirectly through Jewelcor Management Inc. (“JMI”). Mr. Holtzman is the president and chief executive officer and, together with his wife, indirectly, the majority shareholder of JMI. At that time, the Compensation Committee viewed the services that Mr. Holtzman provided to us as being comparable to that of our Key Executives, and accordingly, the aggregate compensation package paid to Mr. Holtzman (both directly and indirectly) was determined using many of the same metrics and benchmarks as for our Key Executives. The consulting company reviewed the overall compensation paid to Mr. Holtzman, both directly and indirectly, together with the compensation paid to both Mr. Levin and Mr. Hernreich and concluded that the total aggregate compensation paid to these three individuals, including JMI, was comparable to similar management teams within our peer group and the compensation in aggregate was at the peer median.

In February 2007, the Compensation Committee granted to Mr. Holtzman an option to purchase 136,427 shares of our common stock at an exercise price of $12.35, the closing price of our common stock on the date of grant. The grant date fair value of the award was $542,979 and the option vests ratably over 3 years with the first one-third vesting on the first anniversary of the date of grant.

In May 2007, the Board of Directors, at the recommendation of the Compensation Committee amended the compensation paid to Mr. Holtzman to remain at $575,000, with no further stock option awards or participation in our Key-Executive performance-based cash incentive program for fiscal 2007. The majority of the $575,000 in compensation is paid through a consulting agreement with JMI which, as amended, is for a fixed two-year term expiring on April 28, 2009. If we engage Mr. Holtzman’s services to assist us in a specific and significant corporate transaction or event, the Compensation Committee, at their discretion, has the right to grant Mr. Holtzman a bonus for his additional services. No such bonus was granted during fiscal 2007.

Compensation Committee Interlocks and Insider Participation

For fiscal 2007, the members of the Compensation Committee were Messrs. Choper, Mooney and Porter. Persons serving on the Compensation Committee had no relationships with our Company in fiscal 2007 other than their relationship to us as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to us as beneficial owners of shares of our common stock and options exercisable for shares of common stock. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of ours serves on such entity’s board of directors or compensation committee.

Code of Ethics

We have adopted a Code of Ethics which applies to our directors, Chief Executive Officer and Chief Financial Officer, as well as our other senior financial officers. The full text of the Code of Ethics can be found under “Corporate Governance” on the Investor Relations page of the our corporate web site, which is at www.casualmaleXL.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the compensation paid to our key executives which includes our Chief Executive Officer and our Chief Financial Officer (“Key Executives”) as well as our other executive officers (the “Senior Executives”). For the purposes of this proxy, the Key Executives and our next three most highly-compensated Senior Executives and one former Senior Executive who would have been included in our next three most highly-compensated Senior Executives had she still been employed with us at the end of fiscal 2007 are collectively referred to herein as our “Named Executive Officers.”

Our Key Executives are David A. Levin, President and Chief Executive Officer, and Dennis R. Hernreich, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary. Our Senior Executives are: Mark Bean, Senior Vice President, Store Sales and Operations; Ric Della Bernarda, Senior Vice President and Chief Marketing Officer; Wayne P. Diller, Executive Vice President and Chief Merchandising Officer; Sheri A. Knight, Senior Vice President, Finance, Corporate Controller and Chief Accounting Officer; Jack R. McKinney, Senior Vice President and Chief Information Officer; Henry J. Metscher, Senior Vice President, General Merchandise Manager, Direct Businesses; Robert S. Molloy, Vice President and General Counsel; Peter E. Schmitz, Senior Vice President, Real Estate and Store Development; Vickie S. Smith, Senior Vice President, Planning and Allocation; Walter E. Sprague, Senior Vice President, Human Resources; and Ronald G. Threadgill, Vice President, Global Sourcing.

While employed with us and prior to her departure on August 18, 2007, Linda B. Carlo, Executive Vice President, Business Development & Direct-to-Consumer was also a Senior Executive. The Named Executive Officers are: Messrs. Levin, Hernreich, Diller, McKinney and Sprague and Ms. Carlo.

Responsibility of the Compensation Committee

The responsibility of our Compensation Committee is to establish, implement and continually monitor adherence to our compensation philosophy, ensuring that the total compensation is fair, reasonable and competitive. See “Compensation Committee Process” below.

Executive Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract, retain and motivate the best possible executive talent. The Compensation Committee believes that the most effective executive compensation program is one designed to:

•	Reward the achievement of specific annual, long-term and strategic goals through a combination of both cash and stock-based compensation ;

•	Align the executives’ interests with those of our stockholders; and

•

Evaluate both performance and compensation to ensure that we maintain our ability to attract and retain talented executives and that compensation to such executives remains competitive relative to compensation paid to similar executives of our peer companies.

Our Compensation Committee wants to ensure that we remain competitive with our peers by offering our executives a strong compensation package that rewards not only annual performance goals but long-term goals and objectives as well. When reviewing compensation, the Compensation Committee evaluates the pay structure in two primary ways: “total cash compensation” and “total direct compensation.” The total cash compensation, which consists of the executive’s base salary and annual performance-based cash bonuses, is generally tied to our annual performance targets, which is generally EBITDA (income from continuing operations before interest, taxes, depreciation and amortization) but can include other performance targets such as sales growth, operating margin increases and individual goals. The total direct compensation includes the total cash compensation plus the present value of any long-term incentive awards and is geared toward achieving our long-term objectives of increased market share and stockholder returns.

Through fiscal 2007, our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our stockholders. Historically, we have (i) provided cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific short-term goals and (ii) provided non-cash compensation to reward superior performance against specific objectives and long-term strategic goals.

Beginning in fiscal 2008, the Compensation Committee revised its annual and long-term incentive plans to include both its Key Executives and Senior Executives. Unlike prior years in which the targets and corresponding payouts for the Key Executives may have been different from those established for the Senior Executives, for fiscal 2008 and forward, the applicable targets and levels of payout will be the same for all executive officers, although each executive’s payout percentage may differ per their respective employment agreement. Further, with respect to the long-term compensation component, the Compensation Committee approved a new long-term plan which changed the achievement of the performance target to the current fiscal year with a three year vesting upon grant. In addition, the Compensation Committee decided to permit the participants, which include our executive officers, to choose among cash, restricted shares and/or stock options to be awarded upon the achievement of the performance target under the newly adopted Long-Term Incentive Plan. See “Components of Executive Compensation—Long-term performance based plans.”

With respect to the overall compensation paid to our Key Executives, the Compensation Committee’s objective is to aim toward a total direct compensation amount that is within our peer median if we are able to achieve financial targets, both short-term and long-term. As such, the Compensation Committee’s objective is to allocate the Key Executive’s total direct compensation equally between base salary, short-term rewards and long-term rewards.

The Compensation Committee’s overall objectives for its Senior Executives is to provide them with a competitive base salary that is within our peer median, while providing them with a generous opportunity for long-term compensation if our Company meets or exceeds its financial targets, such as EBITDA and overall operating margins.

The Committee’s compensation philosophy for fiscal 2007 was developed to achieve our primary business objectives of increasing our market share within the Big & Tall retail industry while working towards increasing operating margins and ultimately stockholder returns, through increased stock price. Our primary business objectives remain unchanged for fiscal 2008.

Compensation Committee Process

-Key Executives

In fiscal 2006, the Compensation Committee engaged a leading independent firm which specializes in benefits and compensation to review our compensation program and compare it with our peer companies with respect to our Key Executive compensation as well as compensation levels and practices for our Board of Directors. As part of that review, the consulting firm also reviewed the total compensation paid to our Chairman, Seymour Holtzman, which is discussed fully above under “Director Compensation—Chairman Compensation.” This 2006 peer group review continued to serve as the basis for determining the compensation for our Key Executives for fiscal 2007.

The Compensation Committee used the following list of companies as our primary peer group when evaluating and assessing compensation levels for our Key Executives in fiscal 2006. When determining peer companies, we chose public companies within the specialty retail apparel business with similar sales and market capitalization:

• Aeropostale	• Hibbett Sports

• The Buckle	• Hot Topic

• Cache	• JoS A. Bank

• Cato Group	• United Retail Group

• Christopher & Banks	• Wilson’s

• Deb Shops

The Committee’s overall goal is for our Key Executives’ total direct compensation to fall within the median of our peer group; however, this guideline may differ depending on an individual’s qualification, past performance, the demand for individuals with the executive’s specific expertise and experience, achievement of our financial objectives and the executive’s contribution to such achievement and overall responsibility, among other criteria.

The Compensation Committee is directly responsible for determining the compensation paid to our Key Executives. For our Key Executives, the Compensation Committee compares each element of compensation to published survey data from our peer group for executives in the comparable positions and responsibilities and also seeks advice as needed from compensation consultants. In summary:

•

The Committee believes that Mr. Levin’s total cash compensation is competitive and within our peer median. For fiscal 2007, his total direct compensation, which as stated above, includes the present value of long-term incentive awards, was below our peer group median.

•

Mr. Hernreich’s total cash compensation and total direct compensation is above the market median for either a chief financial officer or chief operating officer when compared to our peers; however, given the fact that Mr. Hernreich serves multiple roles as our Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, the Committee believes that a base pay above the median is appropriate.

The Committee believes that as a result of action taken by the Board of Directors and the Compensation Committee in fiscal 2008 (as discussed below), the significant upside to our Key Executives that is present in their long-term awards is appropriate to retain our Key Executives and to compensate them given our long-term objectives and the risks and rewards to each executive to achieve those objectives. See “Outstanding Equity Award Value at Fiscal Year End” for a detailed listing of such awards outstanding for each of Mr. Levin and Mr. Hernreich.

The Key Executives are also provided with an opportunity to earn cash-based performance awards each year which are primarily driven by our Company’s EBITDA target. See “Components of Executive Compensation—Performance-based annual cash bonuses.” The ability to earn these cash bonuses was taken into consideration when comparing the Key Executives’ compensation structure to our peer group.

-Senior Executives

The Key Executives in conjunction with our Senior Vice President of Human Resources are primarily responsible for determining the compensation paid to our Senior Executives, subject, going forward, to ratification or approval by the Compensation Committee. For benchmarking purposes, the Key Executives utilize several published industry compensation surveys when determining compensation packages for our Senior Executives. A combination of performance, achievement of goals and survey data, among other criteria, is used to determine each Senior Executive’s total direct compensation. The Senior Executives are provided with a competitive base salary within our retail industry and are provided with an opportunity to earn cash-based performance awards each year which are primarily driven by our Company’s overall financial targets. See “Components of Executive Compensation–Performance–based annual cash bonuses.”

Through fiscal 2007, our Senior Executives’ compensation was more weighted toward achieving our long-term goals. In fiscal 2005, the Compensation Committee approved a long-term incentive plan for our Senior Executives, which is discussed in detail below under “Components of Executive Compensation—Long-term performance-based plans”, which was geared toward enabling each Senior Executive to receive a substantial reward if we were able to achieve certain financial goals for our Company by the end of fiscal 2007. We were unable to achieve the targets set forth within our 2005 Long-Term Performance Share Bonus Plan and, accordingly, no awards were granted to our Senior Executives. As a result, our Senior Executive group has not received any equity-based awards for the past three fiscal years related to our long-term performance plans.

Components of Executive Compensation

The primary components of compensation for our Key Executives and Senior Executives include base salary, current year performance-based cash bonuses and long-term incentives, described as follows:

•	Base salary

The base salary represents the fixed component of an executive’s annual compensation. In order to be competitive in the marketplace and attract the top executive talent, we believe that it is important that our base salary be competitive, generally falling within the median of our industry peers.

Base salaries are reviewed annually and adjustments are influenced by our performance in the previous fiscal year and the executive’s contribution to that performance. The executive’s performance is measured by various factors, including, but not limited to, achievement of specific individual and department goals, promotions of the individual that may have occurred during the fiscal year, and any increases in the individual's level of responsibility.

As mentioned above, the Compensation Committee looks to our Key Executives’ overall compensation and expects that approximately one-third of their total direct compensation will be in the form of base salary, while maintaining a range that is within our peer median. For our Senior Executives, the Key Executives rely on industry compensation surveys and target a median range that is competitive.

Effective May 4, 2008, the Compensation Committee and the Board (excluding the Chief Executive Officer) approved an increase of 4.0% for the Key Executives’ base salaries for 2008 for their continued efforts and hard work. The Compensation Committee is relying upon the performance-based annual cash bonus program, long-term performance-based plan and the long-term equity awards as incentive to achieve the Company’s financial goals.

Base salary increases for our Senior Executives ranged between 2.0%—12.6% and were primarily based on 2007 individual performance level, and in some cases, competitive market salary adjustments.

•	Performance-based annual cash bonuses

The Compensation Committee believes that a substantial portion of each executive’s compensation should tie directly to our financial performance as well as to each executive’s own performance. Our compensation program includes eligibility for an annual performance-based cash bonus for all executives as well as certain non-executive employees. The Committee believes that an annual cash bonus component of compensation is necessary to provide additional incentive to help achieve annual goals, benefiting our stockholder value.

Annual Incentive Plan through 2007

-Key Executives

Through fiscal 2007, the Compensation Committee annually established a performance-based cash bonus plan for our Key Executives. The performance objective of this plan was determined annually and was usually based on achieving certain EBITDA (income from continuing operations before interest, taxes, depreciation and amortization) thresholds, excluding any extraordinary items. The Compensation Committee uses EBITDA as the benchmark for our short-term performance plans because it is a strong indictor of improved profitability and free cash flow. For fiscal 2007, our Key Executives were entitled to receive a cash bonus ranging from 80% to 150% of their respective salaries if we achieved a certain range of EBITDA. We did not achieve the necessary range of EBITDA for fiscal 2007 and, accordingly, no cash bonuses were paid.

-Senior Executives

Through fiscal 2007, our Key Executives, together with the Senior Vice President of Human Resources, annually established a performance-based cash bonus plan for our senior management, which included our Senior Executives. Similar to the Key Executive performance-based annual cash bonus plan, the performance objective of this plan was determined annually and was usually based on achieving certain EBITDA thresholds, excluding any extraordinary items, which again is a strong indicator of improved profitability and free cash flow. The EBITDA thresholds under this plan may be different than the thresholds established for our Key Executives. For fiscal 2007, Mr. Diller was initially eligible to receive a cash bonus ranging from 25% to 125% of 35% of his earned salary. This rate was increased to 40% of his salary on July 19, 2007 in connection with his promotion to Chief Merchandising Officer. The other Senior Executives were eligible to receive a cash bonus ranging from 25% to 125% of 35% of their respective earned salaries if we achieved a certain range of EBITDA. Mr. Diller’s performance target also included a “personal performance component” which directly related to certain merchandising objectives for fiscal 2007.

Pursuant to this plan for fiscal 2007, Mr. Diller received a partial cash bonus of $32,265 for achievement of his personal performance component under the plan. The other Senior Executives did not receive a bonus for fiscal 2007.

Annual Incentive Plan for 2008 and Subsequent Fiscal Years

In May 2008, the Compensation Committee established a combined annual performance-based cash bonus plan, the Casual Male Retail Group, Inc. Annual Incentive Plan, the participants of which include both the Key Executives and the Senior Executives. Similar to our fiscal 2007 plan, our Annual Incentive Plan uses EBITDA as the benchmark. The target range of EBITDA for fiscal 2008 was approved by our Board of Directors. Our executives are eligible to receive a cash bonus ranging from 70% to 150% of their designated percentage of their respective earned salaries during the plan year if we achieve a certain target range for EBITDA of between 70% and 150% during fiscal 2007. If the bonuses were to be paid today based on salaries as of May 20, 2008, the cash bonuses would be based on salaries earned of $811,200 for Mr. Levin, $621,920 for Mr. Hernreich, $280,500 for Mr. Bean, $350,000 for Mr. Diller, $248,218 for Ms. Knight, $300,000 for Mr. Metscher, $245,700 for Mr. McKinney, $325,000 for Mr. Molloy, $225,123 for Mr. Schmitz, $260,000 for Ms. Smith, $235,000 for Mr. Sprague and $195,000 for Mr. Threadgill.

Pursuant to the Annual Incentive Plan, the minimum threshold to be eligible to receive a cash bonus in future years after fiscal year 2008 is 80% of the established EBITDA target.

The Compensation Committee believes this is a competitive level of compensation and provides incentives to all of our senior executives to achieve our annual financial goals. The Compensation Committee also believed it was important to establish a plan that awarded all of our executive officers, both Key Executives and Senior Executives, using the same performance criteria. In addition, the Compensation Committee eliminated the personal performance component of the previous plan, thereby creating one single company-wide target.

•	Long-term performance based plans

Our long-term equity incentives reward the achievement of our long-term business objectives that will ultimately benefit our stockholders while developing and retaining a strong management team.

2005 Long-Term Performance Share Bonus Plan (through 2007)

Prior to fiscal 2005, our Senior Executives annually would receive a stock option grant, as determined by our Compensation Committee, which was primarily driven by short-term performance. In fiscal 2005, the Compensation Committee adopted a Long-Term Performance Share Bonus Plan, as subsequently amended on May 29, 2007, pursuant to which certain key members of senior management, including our Senior Executives, participate. Messrs. Levin and Hernreich were not eligible to participate in this plan. Pursuant to the plan, if we achieved certain EBIT (earnings before interest and taxes) targets by the end of fiscal 2007, each participant in the plan would have been entitled to receive restricted shares of our common stock, valued at 75% to 120%, depending on the target level achieved, of the participant’s cumulative salary during the incentive period of fiscal 2005-2007 (discounted to a rate of 30%, 70% or 90% depending on the participant’s respective tier level).

We did not achieve the EBIT targets set forth in the plan by the end of fiscal 2007, accordingly, no awards were granted under this plan.

2008 Long-Term Incentive Plan

On May 1, 2008, our Compensation Committee presented to the Board and the Board adopted a Long-Term Incentive Plan pursuant to which all of our executive officers, both Key Executives and Senior Executives, are eligible to participate. Pursuant to the plan, if we achieve certain EBITDA and operating margin percent targets (collectively the “Metrics”), each participant in the plan will be entitled to receive an award (depending on the target level achieved for each Metric) of the participant’s “Target Cash Value” which is defined as the participant’s respective actual annual base salary which is the blend of salary plus any salary adjustments made during the course of the relevant fiscal year multiplied by the long-term incentive program percentage in such participant’s employment agreement or otherwise on file with us. For fiscal 2008, the minimum threshold to receive an award is achievement of 70% of each Metric. For fiscal years thereafter, the minimum threshold to receive an award increases to 80% and the maximum award for all fiscal years is capped at 150% of the target level for each Metric.

At the irrevocable election of each participant, which must be made no later than six months prior to the end of each fiscal year, the award will be payable to the participant in the form of cash, stock options and/or restricted shares or any combination thereof. The awards will be granted by the Compensation Committee after the audited financial statements for the applicable fiscal year are available, which is expected to occur no later than 90 days after the close of the relevant fiscal year. For fiscal 2008, each participant’s award will vest in three equal installments, with the first one-third vesting on the date of grant. Thereafter, beginning in fiscal 2009, each award will vest in three equal installments with the first one-third vesting on the first anniversary from the date of grant. Assuming we achieve 100% of the target for each Metric for fiscal 2008, we estimate that the total potential payout would be approximately $3.5 million. However, we cannot predict if and when such targets will be met or what the allocation of this award will be between cash, stock options and/or restricted shares. Further, the fair market closing price of our common stock will not be known until the time of grant and, accordingly, the number of stock options and restricted shares ultimately issued, if elected by the participants, will also not be known until the time of grant.

•	Long-term equity incentives

To align our Key Executives’ interests more closely with the interests of our stockholders, our long-term compensation program for our Key Executives has traditionally included the grant of stock options. Through fiscal 2007, the amount of such awards was determined usually once in each fiscal year by the Compensation Committee. The Compensation Committee determined the amount of the stock-based awards granted to the Key Executives usually based on the impact of our financial and operational performance on our stock price but could also take into account other factors in determining the size of stock-based awards, including, but not limited to, special accomplishments during the preceding year.

On May 1, 2008, the Board of Directors granted to Messrs. Levin and Hernreich options to purchase 300,000 and 240,000 shares of our common stock, respectively. The exercise price of these options was $4.54 per share, the closing price of our stock on the date of grant. The grant date fair value of the awards was $483,000 and $386,400, respectively. The options will vest 100% on the third anniversary from the date of grant and will expire on the fourth anniversary from the date of grant. Unlike previous stock option grants to our Key Executives, which were directly tied to our previous year’s annual stock price performance, these grants to Messrs. Levin and Hernreich represent retention awards. The Board of Directors believes that the continued leadership of Mr. Levin and Mr. Hernreich is necessary for us to implement and achieve our plans for long-term growth and increased market share.

On May 6, 2008, the Compensation Committee, in their discretion and in conjunction with the advice of our compensation consultant, voted unanimously to supplement the May 1, 2008 award of the Board, by granting to Messrs. Levin and Hernreich additional options to purchase 200,000 and 160,000 shares of our common stock, respectively. The Compensation Committee believes that the additional grant was necessary to ensure that the Key Executives have adequate financial incentive to remain with the Company. The exercise price of these options was $4.55 per share, the closing price of our stock on the date of grant. The grant date fair value of the awards was $322,000 and $257,600, respectively. The options will vest 100% on the third anniversary from the date of grant and will expire on the fourth anniversary from the date of grant.

As discussed above, under “Components of Executive Compensation—Long-term performance based plans,” beginning in fiscal 2008 our Key Executives will be participants in our 2008 Long-Term Incentive Plan.

•	Non-Qualified Deferred Compensation Plan

We have a Non-Qualified Deferred Compensation Plan which was created primarily for the purpose of providing deferred compensation for a select group of our management or highly compensated employees. Many of these individuals were unable to fully benefit under our existing qualified 401(k) Plan due to their highly compensated status. The plan was established to provide our management team with another retirement savings opportunity. There is no maximum imposed on compensation deferrals. The participants will be 100% vested in all of the amounts they defer as well as in the earnings attributable to each participant’s deferred account. We have established a Rabbi Trust to provide funding for benefits payable under this plan. Historically, the Company matched the aggregate contributions made by eligible employees under both our Non-Qualified Deferred Compensation Plan and our 401(k) Plan up to 50% and up to a maximum of 6% of salary. Our contribution for fiscal 2007 was not made until April 2008.

Effective, January 1, 2008, the Company separated the Non-Qualified Deferred Compensation Plan from the 401(k) Plan. Currently, all of the employees of the Company, including our Key Executives and Senior Executives, may elect to defer the maximum allowable amount under the Company’s 401(k) Plan. Beginning in 2008, we match 100% of the first 1% and 50% of every $1 deferred between 1% and 6% (with a maximum contribution of 3.5% of eligible compensation). In addition, our Key Executives and Senior Executives may also defer an additional percentage of their compensation into the Non-Qualified Deferred Compensation Plan.

•	Other Compensation

In addition to our life insurance programs available to all of our employees, we also pay the insurance premiums for an additional $2.0 million life insurance policy that Mr. Levin holds for which his family trust is the beneficiary. On May 29, 2007, Mr. Hernreich’s employment agreement was amended to provide for a similar additional $2.0 million life insurance policy for which we will pay the insurance premiums and Mr. Hernreich’s family will be the beneficiary.

In addition to the foregoing, our executive officers receive benefits under certain group health, long-term disability and life insurance plans, which are generally available to all of our eligible employees.

After six months of service with us, executive officers are eligible to participate in the 401(k) Plan. Benefits under these plans are not tied to corporate performance. In particular circumstances, we also utilize cash signing bonuses and stock option grants when certain senior executives join us. We offer minimal perquisites to our executives.

•	Termination Based Compensation

We have employment agreements with all of our Key Executives and Senior Executives. Upon termination of employment, most executive officers are entitled to receive severance payments under their employment agreements. These employment agreements are discussed in detail below following the “Summary Compensation Table.”

•	Tax Implications

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a principal executive officer and the three most highly compensated executive officers (other than the principal executive officer) at the end of any fiscal year is limited and is not deductible for federal income tax purposes unless the compensation qualifies as "performance-based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by us while simultaneously providing our executive officers with appropriate rewards for their performance.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

George T. Porter, Jr., Chairman

Jesse Choper

Ward K. Mooney

Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by us with respect to the Chief Executive Officer, the Chief Financial Officer/Chief Operating Officer, the Executive Vice President and Chief Merchandising Officer, the Senior Vice President and Chief Information Officer, the Senior Vice President of Human Resources, and the Former Executive Vice President of Business Development & Direct-to-Consumer (collectively, the "Named Executive Officers"), for fiscal 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)			Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)			Total ($)
David A. Levin President and Chief Executive Officer	2007 2006	$ $	772,385 712,500		— —		— —	$ $	480,907 191,500	$	— 809,625	— —	$ $	18,920 16,571	(3) (4)	$ $	1,272,212 1,730,196
Dennis R. Hernreich Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary	2007 2006	$ $	592,162 546,250		— —		— —	$ $	464,810 153,200	$	— 620,712	— —	$ $	23,700 12,800	(3) (4)	$ $	1,080,672 1,332,962
Wayne P. Diller Executive Vice President and Chief Merchandising Officer	2007 2006	$ $	327,589 284,640	$	— 25,000	(5)		$ $	29,890 21,193	$ $	32,265 86,908	—	$ $	15,981 12,430	(3) (4)	$ $	405,725 430,171
Jack R. McKinney Senior Vice President, Chief Information Officer	2007 2006	$ $	242,550 231,577		— —		— —		$2,744 —	$	— 23,609	— —	$ $	15,150 12,800	(3) (4)	$ $	260,444 267,986
Walter E. Sprague Senior Vice President of Human Resources	2007 2006	$ $	229,615 205,905		— —		— —		$2,744 —	$	— 21,005	— —	$ $	13,950 11,390	(3) (4)	$ $	246,309 238,300
Linda B. Carlo Former Executive Vice President, Business Development & Direct-to-Consumer (6)	2007 2006	$ $	185,525 310,801		— —		— —		— —	$	— 36,894	— —	$ $	206,511 12,800	(3) (4)	$ $	392,036 360,495

(1)	The amounts shown in this column for option awards represent the accounting expense that we recognized under FASB Statement No. 123R during fiscal 2007, not the actual amounts paid to or realized by the executives. In the fourth quarter of fiscal 2005, we accelerated the vesting of all outstanding options prior to our adoption of FAS123R and, accordingly, the expense that we incurred in fiscal 2007 related only to the stock options granted in fiscal 2006 and 2007. The assumptions used in the calculation of these amounts pursuant to FAS 123R are included in Note A to the Consolidated Notes to the Financial Statements included in our Form 10-K for the fiscal year ended February 2, 2008. See table “Grants of Plan-Based Awards” for detail regarding grant date fair value of the awards granted in fiscal 2007.
(2)	No payments were made to our Named Executive Officers pursuant to our Key Executives’ annual performance-based cash bonus plan or our Senior Executives’ annual performance-based cash bonus plan for fiscal 2007, with the exception of Mr. Diller who received a partial bonus payment of $32,265 under the terms of his Senior Executives’ annual performance-based cash bonus plan. For fiscal 2006, Messrs. Levin and Hernreich received a payment pursuant to the Key Executives’ annual performance- based cash bonus plan. For fiscal 2006, Messrs. Diller, McKinney and Sprague and Ms. Carlo received payments pursuant to the Senior Executives’ annual performance-based cash bonus plan. For a description of these plans, see “Compensation Discussion and Analysis – Components of Executive Compensation – Performance-based annual cash bonuses.”
(3)

All Other Compensation with respect to fiscal 2007 represents: (i) payment by us of insurance premiums for term life for the benefit of the executive officers (Mr. Levin $2,570 and Mr. Hernreich $8,550); (ii) matching contributions made by us for the benefit of each of the following executives to our 401(k) Plan and/or Nonqualified Deferred Compensation Plan (Mr. Levin $6,750, Mr. Hernreich $6,750, Mr. Diller $6,750, Mr. McKinney $6,750 and Mr. Sprague $6,750); and (iii) car allowances

(Mr. Levin $9,600, Mr. Hernreich $8,400, Mr. Diller $9,231, Mr. McKinney $8,400, Mr. Sprague $7,200 and Ms. Carlo $8,400). All Other Compensation for Ms. Carlo also included severance payments of $198,111.

(4)	All Other Compensation with respect to fiscal 2006 represents: (i) payment by us of insurance premiums for term life for the benefit of the executive officers (Mr. Levin $2,571); (ii) matching contributions made by us for the benefit of each of the following executives to our 401(k) Plan and/or Nonqualified Deferred Compensation Plan (Mr. Levin $4,400, Mr. Hernreich $4,400, Mr. Diller $4,400, Mr. McKinney $4,400, Mr. Sprague $4,190, and Ms. Carlo $4,400); and (iii) car allowances (Mr. Levin $9,600, Mr. Hernreich $8,400, Mr. Diller $8,030, Mr. McKinney $8,400, Mr. Sprague $7,200 and Ms. Carlo $8,400).
(5)	Represents a retention bonus paid to Mr. Diller in fiscal 2006.
(6)	On August 18, 2006, Ms. Carlo resigned from her position as Executive Vice President, Business Development & Direct- to- Consumer.

Employment Agreements

We have employment agreements, which were most recently amended May 29, 2007 (collectively, the “Employment Agreements”), with Mr. Levin and Mr. Hernreich. The Employment Agreements are for three-year terms, and automatically renew on each anniversary of the agreement’s commencement date for additional one-year periods, unless ninety-days’ notice by either party is otherwise given. The initial three-year term of Mr. Levin’s Employment Agreement was from April 10, 2000 until April 10, 2003. On each anniversary of the agreement’s commencement date, the term was extended for a one-year period. Accordingly, as of April 10, 2008, the most recent anniversary of Mr. Levin’s agreement’s commencement date, Mr. Levin’s employment with us was extended for an additional one-year period thereby extending the agreement to April 10, 2011. The initial three-year term of Mr. Hernreich’s Employment Agreement was from September 4, 2000 until September 4, 2003. On each anniversary of the agreement’s commencement date, the term was extended for a one-year period. Accordingly, as of September 4, 2007, the most recent anniversary of Mr. Hernreich’s agreement’s commencement date, Mr. Hernreich’s Employment Agreement with us was extended for an additional one-year period thereby extending the agreement to September 4, 2010.

These Employment Agreements require each executive officer to devote substantially all of the executive officer’s time and attention to our business as necessary to fulfill his respective duties. The Employment Agreements, as most recently amended, provide that Messrs. Levin and Hernreich would be paid base salaries at annual rates of $780,000 and $598,000, respectively. The Employment Agreements provide that the annual rate of base salary for the renewal term may be increased by the Compensation Committee in its sole discretion. In May 2008, the Compensation Committee approved a 4.0% increase to the above stated base salaries for Messrs. Levin and Hernreich, effective May 4, 2008.

The Employment Agreements also provide for the payment of bonuses in such amounts as may be determined by the Compensation Committee. The Compensation Committee of the Board of Directors shall determine, in its sole discretion, the amount of bonus to be paid to the executive officers. While Messrs. Levin and Hernreich are employed by us, we will provide each executive an automobile allowance in the amount of $800 and $700 per month, respectively. Each executive is entitled to vacation and to participate in and receive any other benefits customarily provided by us to our senior executives (including any bonus, retirement, short and long-term disability insurance, major medical insurance and group life insurance plans in accordance with the terms of such plans), including stock option plans, all as determined from time to time by the Compensation Committee.

The Employment Agreements provide that in the event the executive officer’s employment is terminated by us any time for any reason other than “justifiable cause” (as defined in the Employment Agreements), disability or death, we are required to pay the executive officer the greater of (1) the base salary for the remaining term of the related Employment Agreement or (2) an amount equal to one half of the executive officer’s annual salary. If the remaining term of the related Employment Agreement on the date of termination is more than six months, the executive officer must make a good faith effort to find new employment and mitigate damages, costs and expenses to us.

The Employment Agreements also provide that if the executive is terminated without justifiable cause within one year after a Change of Control of our Company (as defined below) has occurred, the executive will be entitled to an amount equal to the product of (a) the sum of (i) the executive’s monthly base salary then in effect plus (ii) an amount equal to the average of the last two fiscal years’ annual performance-based cash bonus plan payout divided by twelve, multiplied by twenty-four months.

The Employment Agreements contain confidentiality provisions pursuant to which each executive officer agrees not to disclose confidential information regarding our Company. The Employment Agreements also contain covenants pursuant to which each executive officer agrees, during the term of his employment and for a one-year period following the termination of his employment, not to have any connection with any business which competes with our business.

For purposes of the Employment Agreements, a “Change of Control of the Company” shall mean (i) any sale of all or substantially all of the assets of the Company to any person or group of related persons within the meaning of Section 13(d) of the Exchange Act (“Group”), (ii) any acquisition by any person or Group of shares of capital stock of the Company representing more than 50% of the aggregate voting power of the outstanding capital stock of the Company entitled under ordinary circumstances to elect the directors of the Company (“Voting Stock”) or (iii) any replacement of a majority of the Board of Directors of the Company over the twelve-month period following the acquisition of shares of the capital stock of the Company representing more than 10% of the Voting Stock by any person or Group which does not currently own more than 10% of such Voting Stock (unless such replacement shall have been approved by the vote of the majority of the directors then in office who either were members of the Board of Directors at the beginning of such twelve-month period or whose elections as directors were previously so approved).

We also have employment agreements with each of our Senior Executives. The term of each employment agreement begins on the respective effective date and continues until terminated by either party. Pursuant to their respective employment agreements, our Senior Executives are eligible to participate in our annual incentive plans at individual rates which range from 35% (52.5% max) to 40% (60% max) of their respective average base salaries, as defined in the plan, depending on our performance (based on achieving annual EBITDA targets). Each Senior Executive is also eligible to participate in our long-term incentive plan at individual rates, which range from 70% to 90%, of their respective average base salaries, as defined in the plan. All awards are at the sole discretion of the Compensation Committee. Each executive is entitled to vacation and to participate in and receive any other benefits customarily provided by us to our senior executives.

Grants of Plan-Based Awards.    The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers in fiscal 2007.

2007 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
David A. Levin	2/6/07	—	—	—		—	—	—	—	170,533	$12.35	$678,721
	5/29/07	$624,000	$780,000	$1,170,000	(4)
Dennis R. Hernreich	2/6/07	—	—	—		—	—	—	—	136,427	$12.35	$542,979
	5/29/07	$478,400	$598,000	$897,000	(4)
	7/16/07	—	—	—		—	—	—	—	47,617	$11.81	$147,846
Wayne P. Diller	5/25/07	$91,725	$114,656	$171,984	(5)
	10/22/07	—	—	—		—	—	—	—	25,000	$7.52	$73,500
Jack R. McKinney	5/25/07	$67,914	$84,893	$127,340	(5)
	10/22/07	—	—	—		—	—	—	—	10,000	$7.52	$29,400
Walter E. Sprague	5/25/07	$64,292	$80,365	$120,548	(5)
	10/22/07	—	—	—		—	—	—	—	10,000	$7.52	$29,400
Linda B. Carlo	5/25/07	$102,378	$127,972	$191,958	(5)

(1)	All of the above stock options were granted under our 2006 Incentive Compensation Plan. With the exception of the grant of stock options to Mr. Hernreich on July 16, 2007, the stock options vest ratably over three years with the first one-third vesting on the first anniversary from the date of grant. On July 16, 2007, we granted to Mr. Hernreich reload options to purchase 47,617 shares of common stock in connection with the exercise of stock options under our 1992 Stock Incentive Plan, which contained a reload feature. These reload options vest ratably over twelve months from the date of grant.
(2)	The exercise price of the stock option awards is equal to the closing price of our common stock on the date of grant.
(3)	The fair value of the stock option awards was calculated in accordance with FAS 123R. The assumptions used in the calculation of the fair value are included in Note A of the Notes to the Consolidated Financial Statements included in our Form 10-K for the year ended February 2, 2008.
(4)	These estimated awards were pursuant to the Key Executives’ annual performance-based cash bonus plan. No payments were made as we did not achieve the performance targets stated in their plans.
(5)	These estimated awards were pursuant to the Senior Executives’ annual performance-based cash bonus plan. Messrs. McKinney and Sprague did not receive any payments as we did not achieve the performance targets stated in their plans. Mr. Diller received a payment pursuant to his performance criteria for fiscal 2007 in the amount of $32,265 which was paid in April 2008. Ms. Carlo did not receive any payment because she was not employed with us at the end of fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End.    The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers at the end of fiscal 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
David A. Levin	300,000	—			$1.19	3/30/2010
	125,000	—			$3.88	5/25/2011
	75,000	—			$4.58	5/01/2012
	75,000	—			$5.01	7/01/2013
	75,000	—			$6.24	5/24/2014
	75,000	—			$7.28	6/16/2014
	200,000	—			$6.90	5/09/2015
	66,666	133,333	(1)		$9.27	4/24/2016
	—	170,533	(2)		$12.35	2/6/2017
Dennis R. Hernreich	10,000	—			$2.38	11/27/2010
	2,511	—			$4.58	5/01/2012
	55,040	—			$5.01	7/01/2013
	43,975	—			$6.24	5/24/2014
	60,000				$7.28	6/16/2014
	145,508	—			$6.90	5/09/2015
	53,333	106,667	(1)		$9.27	4/24/2016
		136,427	(2)		$12.35	2/6/2017
	5,238	5,240	(3)		$11.81	9/4/2010
	1,507	1,508	(3)		$11.81	11/27/2010
	4,360	4,361	(3)		$11.81	5/1/2012
	4,233	4,234	(3)		$11.81	7/1/2013
	4,233	4,234	(3)		$11.81	5/24/2014
	4,233	4,234	(3)		$11.81	5/9/2015
Wayne P. Diller	5,000				$4.89	9/20/2014
	16,667	8,333	(4)		$7.11	1/30/2016
		25,000	(5)		$7.52	10/22/2017
Jack R. McKinney	15,000	—			$10.15	3/29/2014
	—	10,000	(5)		$7.52	10/22/2017
Walter E. Sprague	10,000	—			$6.21	8/04/2013
	10,000	—			$10.15	3/29/2014
		10,000	(5)		$7.52	10/22/2017

(1)	These options vest ratably over three years. The first one-third vested on April 24, 2007, the one-year anniversary from the date of grant.
(2)	These options vest ratably over three years. The first one-third vested on February 6, 2008, the one-year anniversary from the date of grant.
(3)	These options represent reload options which were issued in connection with the exercise of certain stock options during fiscal 2007, pursuant to the provisions of the 1992 Stock Incentive Plan. The options vest ratably over a twelve month period beginning July 16, 2007.
(4)	The remaining one-third will vest on January 30, 2009.
(5)	These options vest ratably over three years, with the first one-third vesting on October 22, 2008, the one-year anniversary from the date of grant.

Option Exercises and Stock Vested Table.    The following table sets forth information for the Named Executive Officers with respect to the exercise of stock options during fiscal 2007.

2007 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David A. Levin	—	—	—	—
Dennis R. Hernreich	147,966	$1,185,113	—	—
Wayne P. Diller	—	—	—	—
Jack R. McKinney	—	—	—	—
Walter E. Sprague	—	—	—	—
Linda Carlo	58,000	$208,986	—	—

(1)	Represents the difference between the aggregate exercise price and the aggregate fair market value of the common stock on the dates of exercise.

Pension Benefits

As part of the Casual Male acquisition, we assumed Casual Male Corp.’s obligations under its Pension Plan and its Supplemental Plan. The following table shows the aggregate annual benefits payable under both the Pension Plan and Supplemental Plan to persons in specified compensation and years of service classifications, based on a straight line annuity form of retirement income:

	Representative Years of Service
Average of Highest Five Years of Compensation	10 yrs	20 yrs	30 yrs (maximum)
$ 50,000	$4,977	$9,953	$14,930
100,000	11,977	23,953	35,930
150,000	18,977	37,953	56,930
200,000	25,977	51,953	77,930
250,000*	32,977	65,953	98,930
267,326*	35,402	70,805	106,207
300,000*	39,977	79,953	119,930

(*)	The maximum compensation that may be used as of December 31, 1998 to calculate benefits under the Pension and Supplemental Plans is $267,326.

In December 1993, Casual Male Corp. established the Supplemental Plan to provide benefits attributable to compensation in excess of the qualified plan limit, which was $160,000 but less than $267,326. The benefits provided by the Pension Plan and the Supplemental Plan are equal to (i) the sum of 0.75% of the executive’s highest consecutive five year average annual compensation plus 0.65% of the excess of the executive’s highest consecutive five year average annual compensation over the average of the Social Security taxable wage bases, multiplied by (ii) the executive’s years of “benefit service” with Casual Male Corp. (not to exceed 30 years). Effective February 1, 1995, compensation for such purposes was defined as all compensation reported on Form W-2 (excluding such items as bonus and stock options) up to a maximum of $267,326 for the calendar year ended December 31, 1998. Annual benefits are payable under the Pension Plan and Supplemental Plan for retirees at age 65, prior to the offset, if any, for benefits accrued under the retirement plan of Casual Male Corp. and for Social Security benefits.

On May 3, 1997, Casual Male Corp.’s board of directors voted to amend the Pension Plan to cease all benefits accruals under the Pension Plan as of that date. Effective December 31, 1998, the Casual Male Corp.’s board of directors voted to cease all benefit accruals under its Supplemental Plan.

PENSION BENEFITS

The following table sets forth certain information for our Named Executive Officers with respect to the Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
David A. Levin	—	—	—	—
Dennis R. Hernreich	—	—	—	—
Wayne P. Diller	—	—	—	—
Jack R. McKinney	Pension Plan	7	$34,612	—
Walter E. Sprague	—	—	—	—
Linda B. Carlo	—	—	—	—

(1)	The Pension Plan was acquired by us as part of the acquisition of Casual Male, at which time the plan had previously been frozen (see description above). None of our other Named Executive Officers were participant in the plan. The present value of accumulated benefits payable to Mr. McKinney under this plan was determined using assumptions consistent with those used in our financial statements. The assumptions used in this calculations are included in Note I of the Notes to the Consolidated Financial Statements included in our Form 10-K for the year ended February 2, 2008.

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth summary information with respect to each of the Named Executive Officers regarding contributions to our Non-Qualified Deferred Compensation Plan in fiscal 2007. For a description of the Non-Qualified Deferred Compensation Plan, see “Compensation Discussion and Analysis – Components of Executive Compensation – Non-Qualified Deferred Compensation Plan.” Our employer contributions to this plan for fiscal 2007 were not made until fiscal 2008.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance At Last Fiscal Year-End ($)
David A. Levin	$16,895	—	$(351)	—	$19,676
Dennis R. Hernreich	—	—	—	—	—
Wayne Diller	20,759		(788)		23,441
Jack R. McKinney	4,544	—	(403)	—	4,875
Walter E. Sprague	8,726	—	(207)	—	10,034
Linda B. Carlo	19,134	—	(375)	(17,200)	24,699

EQUITY COMPENSATION PLAN INFORMATION

The following is a summary of information with respect to our equity compensation plans as of February 2, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders(1)	4,290,562	$7.45	1,606,152	(4),(5)
Equity compensation plans not approved by security holders(2)	1,011,126	$2.99	—

Total	5,301,688	$6.60	1,606,152	(4),(5)

(1)	During fiscal 2007, we had one stockholder-approved equity compensation plan, our 2006 Incentive Compensation Plan (the “2006 Plan”). Pursuant to the 2006 Plan, at February 2, 2008, we have a total of 2.5 million shares available for issuance of which 1.6 million shares remained available for further issuances. At February 2, 2008, we had 871,004 options outstanding. We also had 3,419,558 options still outstanding as part of our 1992 Stock Incentive Plan (the “1992 Plan”). No further grants can be made under the 1992 Plan.

(2)	Our Board of Directors and the Compensation Committee have the reasonable discretion to issue shares outside of the 1992 Plan and 2006 Plan (the “Plans”), subject to the rules of the Nasdaq Global Market. These outstanding options to purchase up to 1,011,126 shares of our common stock, with exercise prices ranging from $1.19 to $5.01 per share, were granted between fiscal 1999 and fiscal 2003. These options represent grants to consultants and also options granted to our executives in excess of our Plans’ annual maximums. At February 2, 2008, all of these options were exercisable.

(3)	In addition to being available for future issuances upon exercise of options that may be granted, a maximum of 1,250,000 shares under the 2006 Plan may instead be issued in the form of restricted stock, deferred stock, performance awards or other stock-based awards.

(4)	Through May 2008, options to acquire an additional 930,000 shares of our common stock were issued. As of May 15, 2008, approximately 673,738 remain available for future issuance under our 2006 Plan.

(5)	This table excludes the additional 1,500,000 shares that would be available for issuance under the 2006 Plan if Proposal 2 is approved by the stockholders at the Annual Meeting.

401(k) Plan

We have a 401(k) Plan for which all of our eligible employees may participate. The 401(k) Plan, which is a defined contribution plan, permits each participant to defer up to 80% of their annual salary or up to federal allowable amount of $15,500 whichever is less. During fiscal 2007, our matching contribution, on a combined basis with the Non-Qualified Deferred Compensation Plan, continued to be 50% of contributions by eligible employees up to a maximum of six percent of salary.

Key Man Insurance

We have key man life insurance policies on the lives of Messrs. Levin and Hernreich, each in the amount of $2,000,000.

Certain Relationships and Related Transactions

Seymour Holtzman/Jewelcor Management, Inc.

During fiscal 2007, Seymour Holtzman, our Chairman of the Board of Directors, was compensated by us both directly (as an employee of our Company) and indirectly (as the president and chief executive officer and, together with his wife, indirectly, the majority shareholder of JMI). A complete summary of all compensation and consulting fees paid to Mr. Holtzman and JMI is described above under “Corporate Governance – 2007 Director Compensation Table” and “Chairman Compensation”.

Robert L. Sockolov, Director

In connection with our acquisition of Rochester in fiscal 2004, Mr. Sockolov was appointed a director and also appointed Chief Executive Officer of the Rochester division, a position he held until November 15, 2006. The terms of the acquisition included a potential earn-out provision for fiscal years 2005 through 2007. During fiscal 2007, we made our second earn-out payment in the amount of $1.3 million to RBT 1906 (f/k/a Rochester Big & Tall Clothing, Inc), of which Mr. Sockolov is a principal shareholder. In June 2008, we made our third and final $1.3 million earn-out payment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during fiscal 2007, we believe that the current Reporting Persons complied with all applicable Section 16(a) reporting requirements and that all required reports were filed in a timely manner.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR 2006 INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 1,500,000 FROM 2,500,000 TO 4,000,000 SHARES

Introduction

Our Board of Directors has adopted and is seeking stockholder approval of an amendment to our 2006 Incentive Compensation Plan (“2006 Plan”) to increase the number of shares of common stock authorized for issuance by 1,500,000 from 2,500,000 to 4,000,000 shares. Of the 2,500,000 shares of common stock currently authorized for issuance in connection with grants made under the plan, only 673,738 shares remain available for future grants or awards as of May 15, 2008. While some additional shares may become available under the plan through employee terminations, the number is expected to be minimal.

Our Board of Directors recommends approval of this amendment in order for us to continue to provide a source of equity to attract, motivate, retain and reward high-quality executives and other key employees, officers, directors and consultants. We do not believe, however, that there will be enough shares currently available under the 2006 Plan to satisfy our equity compensation needs beyond fiscal 2008. In May 2008, our Compensation Committee adopted a Long-Term Incentive Plan which allows the participants in the plan to elect, within the time period stated in the plan, to receive any awards earned by them under the plan in cash, stock options and/or restricted shares. Because the irrevocable elections are not required to be completed until July 2008 it is difficult for us to predict the potential number of shares that will be needed. See “Executive Compensation – Compensation Discussion and Analysis – Components of Executive Compensation – Long-term performance based plans” for a description of the Long-Term Incentive Plan.

Although we believe that we should have sufficient shares for fiscal 2008, we also believe that in order to ensure that our Long-Term Incentive Plan is able to provide a strong equity component to our management team’s overall total compensation packages, we need additional shares available beyond fiscal 2008. In addition, our Board of Directors continues to receive all of their compensation in the form of shares of common stock and grants of stock options.

If the amendment is not approved by our stockholders, we may experience a shortfall of shares available for issuance under our Long-Term Incentive Plan that could adversely affect our ability to attract, motivate, retain or reward our management team who contribute to our long term success.

The increase of 1,500,000 shares of our common stock available for grant under the plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on the Nasdaq Global Market on May 15, 2008 of $4.67 per share, the maximum aggregate market value of the additional 1,500,000 shares of our common stock to be reserved for issuance under the plan would be approximately $7.0 million.

Stockholder approval of the amendment to the plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, as described below, (ii) for the plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Exchange Act, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for purposes of complying with the stockholder approval requirements for the listing of shares on the Nasdaq Stock Market.

The following is a summary of certain principal features of the 2006 Plan, reflecting the proposed amendment. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Stockholders are urged to read the actual text of the 2006 Plan in its entirety which is set forth as Appendix A to this proxy statement.

Summary of the 2006 Incentive Compensation Plan

Shares Available for Awards; Annual Per-Person Limitations

Under the 2006 Plan, as proposed to be amended pursuant to this proposal, the total number of shares of common stock that may be subject to the granting of awards under the 2006 Plan shall be equal to 4,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder that terminate without being exercised; provided, however, that the maximum number of shares that may be subject to the granting of awards other than stock options and SARs shall not exceed 1,250,000.

Awards that are settled or exercised through the payment of shares are counted in full against the number of shares available for award under the 2006 Plan, regardless of the number of shares actually issued upon settlement or exercise of any such award.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2006 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2006 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other Company obligations, and other stock-based awards granted to any one participant may not exceed 500,000 for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $1,000,000, and in addition the maximum amount that may be earned by one participant in respect of a performance period greater than one year is $2,000,000.

Our Board of Directors selected the Compensation Committee to administer the 2006 Plan. See “Administration.” The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2006 Plan are our officers, directors, employees and independent contractors. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the 2006 Plan.

Administration

All Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by the Nasdaq Stock Market or any other national securities exchange on which any securities of the Company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2006 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2006 Plan and make all other determinations that may be necessary or advisable for the administration of the 2006 Plan.

Stock Options and SARs

The Committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options and SARs, entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2006 Plan, the term “fair market value” means the fair market value of the common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of the common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which the common stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

Restricted and Deferred Stock

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of our stockholders, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2006 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant awards under the 2006 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2006 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our principal executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three most highest compensated officers (other than the principal executive officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

Subject to the requirements of the 2006 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for us, on a consolidated basis, or for one of our business or geographical units (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of ours; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total stockholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within our reasonable control of management, or (iii) a change in accounting standards required by generally accepted accounting principles.

In granting performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2006 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2006 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2006 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2006 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

Awards under the 2006 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2006 Plan awards or under other Company plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and, if so provided in the award agreement, such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a “change in control” of our Company, as defined in the 2006 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2006 Plan or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2006 Plan which might increase the cost of the 2006 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2006 Plan will terminate at such time as no shares of common stock remain available for issuance under the 2006 Plan and we has no further rights or obligations with respect to outstanding awards under the 2006 Plan.

Other than in connection with standard adjustments (as set forth in Section 10(c) of the 2006 Plan), the Committee is not permitted to (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another award (other than in connection with substitute awards granted in connection with business combinations) or (iii) take any other action with respect to an option or SAR that may be treated as a repricing, without approval of our stockholders.

Federal Income Tax Consequences of Awards

The 2006 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2006 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2006 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2006 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2006 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2006 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 2006 Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

No grants have been made with respect to additional shares of common stock to be reserved for issuance under the 2006 Plan. In addition, the number of shares of common stock that may be granted to executive officers, directors and all employees including non-executive officers is indeterminable at this time, as such grants generally are subject to the discretion of the Committee. However, as described above, in connection with our recently adopted Long-Term Incentive Plan, if we achieve certain EBITDA and operating margin percent targets, and the participants elect to receive their awards under the plan in stock options or shares of restricted stock, we may be required to issue such equity awards under the 2006 Plan. Because we cannot predict if and when such targets will be achieved or what the allocation of the awards will be between cash, stock options and/or restricted shares, and because the number of stock options and restricted shares ultimately issued will depend on the fair market value of our common stock at the time of grant, we cannot predict the actual number of shares, if any, that may be issued under the Long-Term Incentive Plan.

Recommendation

The Board believes that the future success of our Company depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the amendment to the 2006 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the adoption of the amendment to the 2006 Plan to increase the shares of Common Stock available for issuance thereunder by 1,500,000 from 2,500,000 to 4,000,000 shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Ernst & Young LLP to serve as our independent registered public accounting firm during the fiscal year ended February 2, 2008. The Audit Committee has not formally selected our independent registered public accounting firm for fiscal 2008, but expects to engage Ernst & Young LLP to serve in that role at its next regular meeting. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, that they will have the opportunity to make a statement at such meeting if they so desire, and that they will be available to respond to appropriate questions from stockholders.

Audit Fees

Ernst & Young LLP billed us an aggregate of $532,875 and $495,000 in fees for fiscal years 2007 and 2006, respectively, for professional services rendered in connection with the audits of our financial statements for the fiscal years ended February 2, 2008 and February 3, 2007 included in our Annual Reports on Form 10-K, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q and the filing of SEC registration statements. We incurred an additional $44,000 in fiscal 2006 related to accounting and consultations associated with certain transactions.

In addition, we were also billed an aggregate of $305,000 and $300,000 in fees in fiscal years 2007 and 2006, respectively, for services performed related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit—Related Fees

For fiscal year 2006, Ernst & Young billed $36,000, respectively, in fees for work related to certain transactions. No such fees were billed by Ernst & Young for fiscal 2007.

Tax Fees

No fees were billed by Ernst & Young for fiscal 2007 and fiscal 2006 for tax services.

All Other Fees

Ernst & Young did not bill us in fiscal 2007 or fiscal 2006 for services other than those described above.

Pre-Approval of Services by Independent Auditors

The Audit Committee has adopted a policy governing the provision of audit and non-audit services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services or established fee limits.

The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Audit Committee for consideration at its next regular meeting or to the Chairman of the Audit Committee in time sensitive cases. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to us by the independent registered public accounting firm.

All of the services provided under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related schedule in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also oversees the review and assessment process of our internal control over financial reporting, including the framework used to evaluate the effectiveness of such internal controls.

The Audit Committee reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of our audited consolidated financial statements for the fiscal year ended February 2, 2008 with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board. In addition, the Committee has discussed with Ernst & Young LLP the firm’s independence from our management and our Company, including the matters in the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls (including internal control over financial reporting) and the overall quality of our financial reporting. The Audit Committee held 5 meetings during the fiscal year ended February 2, 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 2, 2008 for filing with the SEC.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management was required to prepare as part of our Annual Report on Form 10-K for the year ended February 2, 2008 a report by management on our assessment of our internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Ernst & Young LLP has issued an attestation report relative to our internal control over financial reporting. During the course of fiscal 2007, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Ernst & Young LLP. Management’s assessment report and the auditors’ attestation report are included as part of our Annual Report on Form 10-K for the year ended February 2, 2008.

The Audit Committee is governed by a written charter, which can be found under “Corporate Governance” of the Investor Relations page of our website at www.casualmaleXL.com. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

THE AUDIT COMMITTEE

Jesse Choper, Chairman of the Audit Committee

Alan S. Bernikow

George T. Porter, Jr.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy these reports and other information filed by us at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this website is http://www.sec.gov.

Access to this information as well as other information on our Company is also available on our website at

http://www.casualmaleXL.com and clicking on “Investor Relations.”

SOLICITATION

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain of our officers, directors and employees without extra compensation, by telephone, facsimile or personal interview. We have retained D.F. King & Company, Inc. for a fee not to exceed $5,000 to aid in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of the Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders in question. If you are one of a number of stockholders sharing a single address and would like to receive a separate copy of the Proxy Statement or if you would like to request that we send you a separate copy of annual reports or proxy statements, as applicable, in the future, please contact us at 555 Turnpike Street, Canton Massachusetts 02021. We will send you a copy of the Proxy Statement promptly after we receive your written or oral request.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, in order for any stockholder proposal to be included in our proxy statement and proxy card for presentation at the 2009 Annual Meeting of Stockholders, the proposal must be received by the Secretary of our Company at our principal executive offices by February 4, 2009 (120 days before the anniversary of the date this Proxy Statement is being mailed to our stockholders).

Our By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of our Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative. Such procedural requirements are fully set forth in Section 3.14 of our By-Laws. A stockholder’s notice will be timely if delivered to, or mailed to and received by, us not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”). To bring an item of business before the 2009 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Secretary of our Company not before April 2, 2009 or after May 17, 2009. In the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, however, a stockholder’s notice will be timely delivered to, or mailed to, and received by, us not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting or (b) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors maintains a process for stockholders to communicate with them. Stockholders wishing to communicate with our Board should direct their communications to: Secretary of the Company, Casual Male Retail Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

OTHER MATTERS

As of this date, our management knows of no business, which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

Appendix A

Explanatory Note: This Appendix A contains a copy of the Casual Male Retail Group, Inc. 2006 Incentive Compensation Plan as proposed to be amended by Proposal 2 included in the Proxy Statement to which this Appendix A is attached.

CASUAL MALE RETAIL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

CASUAL MALE RETAIL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

1.	Purpose	A-1

2.	Definitions	A-1

3.	Administration.	A-5

4.	Shares Subject to Plan.	A-6

5.	Eligibility; Per-Person Award Limitations	A-7

6.	Specific Terms of Awards.	A-7

7.	Certain Provisions Applicable to Awards.	A-11

8.	Code Section 162(m) Provisions.	A-12

9.	Change in Control.	A-13

10.	General Provisions.	A-15

CASUAL MALE RETAIL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this CASUAL MALE RETAIL GROUP, INC. 2006 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist CASUAL MALE RETAIL GROUP, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Prior Plan” means the Company’s 1992 Stock Incentive Plan, as amended.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo) “Shareholder Approval Date” means the date on which this Plan is approved shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed on quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(pp) “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 4,000,000; provided, however, that the maximum number of Shares issued or available for issuance under the Plan with respect to Awards other than Options and Stock Appreciation Rights shall not exceed 1,250,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii) Awards that are settled or exercised through the payment of Shares shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement or exercise of any such Award.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Shares that again become available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(d) No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted Awards with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $1,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $2,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or Awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend

Equivalents may be Awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A. If and to the extent that the Committee believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and those provisions (and the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control”. Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Shares awarded pursuant to this Plan unless and until the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

CASUAL MALE RETAIL GROUP, INC.

Notice of 2008 Annual Meeting of

Stockholders and Proxy Statement

Thursday, July 31, 2008

11:00 A.M.

Greenberg Traurig, LLP

200 Park Avenue

MetLife Building

15th Floor

New York, New York

Please sign your proxy and

return it in the enclosed

postage-paid envelope so

that you may be represented

at the Annual Meeting.

☐	¡

CASUAL MALE RETAIL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

This Proxy Is Solicited On Behalf Of The Board Of Directors

For The Annual Meeting Of Stockholders To Be Held On July 31, 2008

The undersigned stockholder of Casual Male Retail Group, Inc., hereby appoints Seymour Holtzman and David A. Levin, and each of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 31, 2008, at 11:00 A.M. local time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, MetLife Building, 15th Floor, New York, New York, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as set forth on the reverse hereof, upon the matters set forth thereon and more fully described in the Notice and Proxy Statement for such Annual Meeting, and, in their discretion, upon all such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by the undersigned for such Annual Meeting.

(Continued and to be signed on the reverse side)

¡	14475	¡

ANNUAL MEETING OF STOCKHOLDERS OF

CASUAL MALE RETAIL GROUP, INC.

July 31, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¡	20830000000000001000 3	073108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES NAMED BELOW.				2. Approval of the amendment to the Company’s 2006 Incentive Compensation Plan: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Seymour Holtzman

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED IT WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS. RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF CASUAL MALE RETAIL GROUP, INC. DATED JUNE 4, 2008.

		O	David A. Levin
☐	WITHHOLD AUTHORITY	O	Alan S. Bernikow
	FOR ALL NOMINEES	O	Jesse Choper
		O	Ward K. Mooney
☐	FOR ALL EXCEPT	O	George T. Porter, Jr.
	(See instructions below)	O	Mitchell S. Presser
		O	Robert L. Sockolov

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¡	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¡